Exhibit 1.1

No. 2339826

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

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ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

     Ashurst
Broadwalk House
5 Appold Street
London EC2A 2HA

RBW

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No. 2339826

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

- of -

ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

(adopted by a special resolution passed on [28 May] 2004)

PRELIMINARY

1.	Exclusion of Table A

The regulations contained in Table A in the schedule to The Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company except in so far as they are repeated or contained in these Articles.

2.	Definitions and interpretation

(a)	In these Articles, unless the context otherwise requires:

(i) the following definitions apply:

"Act" means the Companies Act 1985 (as amended by the Companies Act 1989);

"address" (in relation to electronic communications) includes, where the context so admits for purposes of Articles 45, 81, 84, 143, 145, 147, 149, 150, 151 any number or address used for the purpose of such communications;

"Articles" means these articles of association as altered from time to time;

"Auditors" means the auditors for the time being of the Company;

"clear days' notice" means that the notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given or on which it is to take effect;

"communication" shall, where the context so admits, have the same meaning as in the Electronic Communications Act 2000;

"Directors" means the directors for the time being of the Company, or, as the case may be, the board of directors for the time being of the Company or the persons present at a duly convened meeting of the board of directors or any duly authorised committee thereof at which a quorum is present;

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"dividend" includes bonus;

"electronic communication" shall, where the context so admits, have the same meaning as in the Electronic Communications Act 2000;

"London Stock Exchange" means London Stock Exchange plc or any successor thereof from time to time;

"Member" means a member of the Company;

"month" means calendar month;

"Office" means the registered office for the time being of the Company;

"paid up" includes credited as paid up;

"properly authenticated dematerialised instruction" shall have the same meaning as in the Regulations;

"Register" means the register of members of the Company required to be kept by the Statutes;

"Regulations" means the Uncertificated Securities Regulations 2001;

"relevant system" means the computer-based system and procedures which enable title to shares to be evidenced and transferred without a written instrument and which facilitate supplementary and incidental matters in accordance with the Regulations;

"Seal" means the common seal of the Company or any official or securities seal that the Company may have or be permitted to have under the Statutes;

"Secretary" includes a joint, deputy or assistant secretary, and any person appointed by the Directors to perform the duties of the secretary of the Company;

"Statutes" means the Act, the Companies Act 1989, the Regulations, the Electronic Communications Act 2000 and every other statute or subordinate legislation for the time being in force concerning companies and affecting the Company including every amendment or re-enactment (with or without amendment) thereof for the time being in force;

"UK Listing Authority" means the Financial Services Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 or any successor thereof from time to time;

"United Kingdom" means Great Britain and Northern Ireland; and

"in writing" and "written" includes printing, lithography, typewriting, photography and other modes of representing or reproducing words in visible form;

(ii)

words importing the singular number only shall include the plural, and vice versa; words importing the masculine gender only shall include the feminine gender; and words importing individuals and words importing persons shall include bodies corporate and unincorporated associations;

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(iii) any reference herein to the provisions of any statute or of any subordinate legislation shall include any amendment or re-enactment (with or without amendment) thereof for the time being in force; and

(iv) subject as aforesaid, and unless the context otherwise requires, words and expressions defined in the Statutes shall bear the same meanings in these Articles.

(b)	A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required and a special resolution shall be effective for any purpose for which an extraordinary resolution is required under any provision of these Articles.

(c)	Headings to these Articles are for convenience only and shall not affect construction.

SHARES

3.	Share capital

The capital of the Company as at the date of the adoption of these Articles as the Articles of Association of the Company is £850,000,000 divided into 2,000,000,000 Ordinary Shares of 27.5p each ("Ordinary Shares") and 300,000,000 Preference Shares of £1 each ("Preference Shares").*

4.	Preference Shares

The Preference Shares shall rank pari passu with each other but otherwise shall have the rights and be subject to the limitations and restrictions set out in this Article 4 as well as such further rights, limitations and restrictions (not being inconsistent with those set out in this Article 4) as may be determined by the Directors prior to allotment:-

(a) Income

The holders of the Preference Shares shall be entitled, in priority to any payment of dividend to the holders of any other class of shares, to be paid out of the profits available for distribution and resolved to be distributed, a cumulative (or, if the Directors so determine prior to allotment thereof, non-cumulative) preferential dividend payable at such rate (which may be fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) and on such date or dates and on such other terms and conditions as may be determined by the Directors prior to allotment thereof, provided that nothing in this Article 4 shall prohibit the payment of a dividend on the shares of any other class in the capital of the Company ranking pari passu with or after the Preference Shares at a rate not exceeding 0.1p per share in any calendar year.

(b) Capital

(i) On a return of capital on a winding-up, the holders of the Preference Shares shall be entitled to receive, out of the surplus assets of the Company remaining after payment of its liabilities and the repayment of capital, an amount per Preference Share equal to the nominal amount of a Preference Share together with (a) such premium (if any) as may be determined by the Directors (or by a procedure, mechanism or formula determined by the Directors) prior to the allotment thereof and (b) all arrears and accruals (if any) of the dividend payable thereon, whether or not such dividend has been earned or has become due and payable, to be calculated up to and including the day of the commencement of the winding-up.

*By ordinary resolution passed on 22 September 2003, the capital of the Company was increased to £1,379,000,000, divided into 3,923,636,364 Ordinary Shares and 300,000,000 Preference Shares.

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	(ii)	On a return of capital (otherwise than on a winding-up or on a redemption or purchase by the Company of shares of any class), the holders of the Preference Shares shall be entitled to receive an amount per Preference Share equal to the nominal amount of a Preference Share together with (a) such premium (if any) as may be determined by the Directors (or by a procedure, mechanism or formula determined by the Directors) prior to the allotment thereof and (b) all arrears and accruals (if any) of the dividend payable thereon, whether or not such dividend has been earned or has become due and payable, to be calculated up to and including the day of the return of capital.

	(iii)	The Preference Shares (including for this purpose all other shares of the Company ranking pari passu with the Preference Shares on a winding-up) shall rank on a winding-up in priority to all other shares of the Company from time to time in issue.

(c)	Voting and General Meetings

	(i)	The holders of the Preference Shares shall, by virtue of and in respect of their holdings of Preference Shares, have the right to receive notice of, and attend, speak and vote at, a General Meeting of the Company only:-

(A)	if and when, at the date of the notice convening such meeting, the preferential dividend on such shares for the dividend payment period immediately prior to the issue of the notice convening the relevant meeting is in arrears or if any arrears or deficiency of dividend in respect of any preceding dividend payment period has not been paid in full; or

		(B)	if a resolution is to be proposed abrogating, varying or modifying any of the rights or privileges of the holders of the Preference Shares or for the winding-up of the Company or for the reduction of capital of the Company (otherwise than on a redemption or purchase of shares), in which case they shall only be entitled to vote on such resolution; or

		(C)	in such other circumstances, and upon and subject to such terms, as the Directors may determine prior to the allotment of such Preference Shares.

Save as aforesaid, the Preference Shares shall not confer on the holders thereof the right to receive notice of, attend, speak or vote at any General Meeting of the Company.

	(ii)	Whenever the holders of the Preference Shares are entitled to vote at a General Meeting of the Company upon any resolution proposed at such a General Meeting, on a show of hands every holder thereof who is present in person or (being a corporation) by a representative shall have one vote and on a poll every holder thereof who is present in person or by proxy or (being a corporation) by a representative shall have one vote in respect of each complete £1 in nominal amount of Preference Shares registered in the name of such holder or such other entitlement to vote as may be determined by the Directors prior to allotment.

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(d)	Limitations

No Preference Share shall:-

	(i)	save as may be determined by the Directors prior to allotment, confer any right to participate in the profits or assets of the Company other than as set out in Articles 4(a) and (b) above;

	(ii)	subject to the Companies Act 1985 and every statutory modification or re-enactment thereof for the time being in force, confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares in the Company;

	(iii)	confer any rights of conversion; or

	(iv)	confer any right to participate in any issue of bonus shares.

(e)	Purchase

(i)	Subject to the Companies Act 1985 and every statutory modification or re-enactment thereof for the time being in force, the Company may at any time purchase any Preference Shares upon such terms as the Directors shall determine.

	(ii)	Following the purchase of any Preference Shares the nominal amount of such shares comprised in the capital of the Company may be divided by resolution of the Directors into, or reclassified as, shares of any other class in the capital of the Company without any further resolution or consent.

(f)	Further issues

	(i)	Save with such consent or sanction on the part of the holders of the Preference Shares as is required for a variation of the rights attached to such shares, the Directors shall not authorise or create, or increase the amount of, any shares of any class, or any securities convertible into any shares of any class, ranking as regards participation in the profits or assets of the Company (otherwise than on a redemption or purchase by the Company of any such share) in priority to the Preference Shares.

	(ii)	Subject to the provisions of sub-paragraph (iii) below, the rights attached to any Preference Shares allotted or in issue shall (unless otherwise provided by their terms of issue) be deemed not to be varied by the allotment or issue of any further preference shares (in this Article 4 called "Further Preference Shares") ranking as regards participation in the profits and assets of the Company pari passu with (but not in priority to) the Preference Shares. Any Further Preference Shares may either carry rights and restrictions as regards participation in the profits and assets of the Company which are identical in all respects with those attaching to the Preference Shares or any other series of Further Preference Shares or carry rights and restrictions differing therefrom in any respect including, but without prejudice to the generality of the foregoing:-

		(A)	the rate of and/or the basis of calculation of dividend may differ and may be cumulative or non-cumulative;

		(B)	Further Preference Shares may rank for dividend from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

		(C)	a premium may be payable on a return of capital or there may be no such premium;

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			(D)	Further Preference Shares may be redeemable on such terms and conditions as may be prescribed by the terms of issue thereof or may be non-redeemable;

			(E)	Further Preference Shares may be convertible into any class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after the Preference Shares in each case on such terms and conditions as may be determined by the terms of issue thereof; and

			(F)	Further Preference Shares may be denominated in any currency or, if permitted by law, any basket of currencies.

		(iii)	The rights attached to any Preference Shares allotted or in issue shall (unless otherwise provided by their terms of issue) be deemed to be varied by the allotment or issue of Further Preference Shares where at the date of the allotment of such Further Preference Shares (the "Relevant Date"), the aggregate of the nominal amount (together with any premium paid or payable on issue) of the Preference Shares, and of any other shares ranking pari passu with or in priority to the Preference Shares allotted or in issue on the Relevant Date and, immediately following such issue, of the Further Preference Shares exceeds such amount as may be determined by the Directors (or by a procedure, mechanism or formula determined by the Directors) prior to the allotment of the relevant Preference Shares.

	(g)	Restrictions on the Company

Save with such consent or sanction on the part of the holders of the Preference Shares as is required for a variation of the rights attached to such shares the Directors shall not capitalise any part of the profits of the Company available for distribution or purchase or redeem any shares in the Company if either (i) the preferential dividend on the Preference Shares for the dividend payment period immediately prior to the date of the proposed capitalisation, purchase or redemption is in arrears or it, and any arrears or deficiency of dividend in respect of any preceding dividend payment periods has not been paid in full or (ii) after such capitalisation, purchase or redemption the amount of the profits of the Company available for distribution would be less than the amount produced by applying, to the aggregate amount of the annual dividends (exclusive of any associated tax credit) payable on the Preference Shares and any other preference shares then in issue ranking as regards dividends pari passu with or in priority to the Preference Shares, such multiple or other formula as may be determined by the Directors prior to allotment.

5.	Rights attaching to shares

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such rights (including preferred, deferred or other special rights) or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Directors may determine).

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6.	Redemption and purchase of shares

Subject to the provisions of the Statutes:-

(a) any shares may be issued on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be provided by these Articles; and

(b) the Company may purchase any of its own shares (including any redeemable shares).

7.	Financial assistance

The Company shall not give any financial assistance for the acquisition of shares in the Company except and in so far as permitted by the Statutes.

8.	Payment of commission and brokerage

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

9.	Unissued shares

Save as otherwise provided in the Statutes or in these Articles, all unissued shares (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may (subject to the provisions of the Statutes) allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of them to such persons at such times and generally on such terms and conditions as they may determine. The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

10.	Allotment at a discount

The shares of the Company shall not be allotted at a discount and save as permitted by the Statutes shall not be allotted except as paid up at least as to one-quarter of their nominal value and the whole of any premium thereon.

11.	Recognition of trusts

Except as required by law or pursuant to the provisions of these Articles, no person shall be recognised by the Company as holding any share upon any trust, and (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

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SHARE CERTIFICATES

12.	Uncertificated shares

12.1	Unless otherwise determined by the Directors and permitted by the Regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument by virtue of the Regulations. Notwithstanding any provisions of these Articles, the Directors shall have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated share (subject always to the Regulations and the facilities and requirements of the relevant system concerned). No provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the holding of shares in uncertificated form.

12.2	Conversion of a certificated share into an uncertificated share, and vice versa, may be made in such manner as the Directors may, in their absolute discretion, think fit (subject always to the Regulations and the facilities and requirements of the relevant system concerned).

12.3	The Company shall enter on the Register how many shares are held by each member in uncertificated form and in certificated form and shall maintain the Register in each case as required by the Regulations and the relevant system concerned. Unless the Directors otherwise determine, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings.

12.4	A class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated or uncertificated shares.

12.5	The provisions of Articles 13 to 16 inclusive shall not apply to uncertificated shares.

13.	Share certificates and right to share certificates

13.1	Every share certificate shall specify the number and class and the distinguishing number (if any) of the shares to which it relates and the amount paid up thereon. No certificate shall be issued relating to shares of more than one class.

13.2	Subject to Article 12, every person (other than a recognised clearing house (within the meaning of the Financial Services Act 1986) or a nominee of a recognised clearing house or of a recognised investment exchange (within the meaning of the Financial Services Act 1986) in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) who becomes the holder of a certificated share and whose name is entered as a Member on the Register shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all the certificated shares registered in his name or, in the case of shares of more than one class being registered in his name, a separate certificate for each class of certificated share so registered, and where a Member (except such a clearing house or nominee) transfers part of the shares of any class registered in his name he shall be entitled without payment to one certificate for the balance of certificated shares of that class retained by him. If a Member shall require additional certificates he shall pay for each additional certificate such reasonable sum (if any) as the Directors may determine.

14.	Share certificate of joint holders

In respect of certificated shares of one class held jointly by more than one person the Company shall not be bound to issue more than one certificate, and delivery of a certificate for such shares to one of the joint holders of such shares shall be sufficient delivery to all such holders.

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15.	Replacement of share certificates

If any certificate be defaced then upon delivery thereof to the Directors they may order the same to be cancelled and may issue a new certificate in lieu thereof; and if any certificate be worn out, lost or destroyed, then upon proof thereof to the satisfaction of the Directors and on such indemnity with or without security as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such worn out, lost or destroyed certificate.

16.	Payment for share certificates

Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company such exceptional out-of-pocket expenses of the Company in connection with the request (including, without limiting the generality of the foregoing, the investigation of such request and the preparation and execution of any such indemnity or security) as the Directors think fit.

VARIATION OF RIGHTS

17.	Variation of class rights

If at any time the share capital is divided into different classes of shares, the rights attached to any class or any of such rights may, subject to the provisions of the Companies Act 1985 and every statutory modification or re-enactment thereof for the time being in force, whether or not the Company is being wound up, be modified, abrogated or varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of that class.

18.	Separate general meetings

To every such separate general meeting the provisions of sections 369, 370, 376 and 377 of the Companies Act 1985 and the provisions of these Articles relating to general meetings shall, mutatis mutandis, so far as applicable apply, subject to the following provisions, namely:-

(a) the necessary quorum at any such meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and at an adjourned meeting one person holding shares of the class in question or his proxy; and

(b) any holder of shares of the class in question present in person or by proxy may demand a poll.

19.	Issues of further shares

The rights attached to any class of shares shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by the terms upon which such shares are for the time being held, be deemed not to be modified, abrogated or varied by the creation or issue of further shares ranking pari passu therewith.

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CALLS ON SHARES

20.	Calls

The Directors may, subject to the terms of allotment thereof, from time to time make such calls upon the Members as they think fit in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and each Member shall (subject to the Company serving on him at least 14 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

21.	Timing and payment of calls

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

22.	Liability of joint holders
The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof

23.	Interest due on non-payment of calls

If a sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person from whom it is due shall pay interest on the sum at such rate, not (unless the Company in general meeting shall otherwise direct) exceeding 15 per cent. per annum, as the Directors may determine from the day appointed for the payment thereof until the actual payment thereof, and all expenses that may have been incurred by the Company by reason of such non-payment; but the Directors may, if they shall think fit, waive the payment of such interest and expenses or any part thereof.

24.	Deemed calls

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.	Power to differentiate between holders

The Directors may, on the issue of shares, differentiate between the holders of such shares as regards the amounts of calls to be paid and the times of payment of such calls.

26.	Payment of calls in advance

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies, whether on account of the nominal value of the shares or by way of premium, uncalled and unpaid upon any shares held by him; and upon all or any of the monies so paid in advance the Directors may (until the same would, but for such advance, become presently payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 15 per cent. per annum, as may be agreed upon between the Directors and the Member paying such monies in advance. The Directors may at any time repay to him the amount by which any such advance exceeds the amount actually called upon the shares.

FORFEITURE AND LIEN

27.	Notice if call or instalment not paid

If any Member fails to pay any call or instalment in full on or before the day appointed for payment thereof, the Directors may, at any time thereafter, serve a notice on him requiring him to pay so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

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28.	Form of notice

The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which, and the place where, such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to be forfeited.

29.	Forfeiture for non-compliance

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time after the day specified in such notice, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall extend to all dividends declared and other monies payable in respect of the shares so forfeited and not actually paid before such forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Directors. The Directors may accept a surrender of any share liable to be forfeited hereunder upon such terms and conditions as they think fit.

30.	Notice after forfeiture

When any share has been forfeited notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, or any person entitled to the share by transmission, and an entry of the forfeiture or surrender, with the date thereof, shall forthwith be made in the Register, but no forfeiture or surrender shall be invalidated by any failure to give such notice or make such entry as aforesaid.

31.	Disposal of forfeited shares

A share so forfeited or surrendered shall be deemed to be the property of the Company, and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person in such manner, either subject to or discharged from all calls made or instalments due prior to the forfeiture or surrender, as the Directors think fit: Provided that the Company shall not exercise any voting rights in respect of such share and any such share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture or surrender shall thereupon be cancelled in accordance with the provisions of the Statutes. For the purpose of giving effect to any such sale or other disposition the Directors may authorise some person to transfer the share so sold or otherwise disposed of to, or in accordance with the directions of, the purchaser thereof or other person becoming entitled thereto.

32.	Annulment of forfeiture

The Directors may, at any time before any share so forfeited or surrendered shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon such terms as they think fit.

33.	Continuing liability

Any person whose shares have been forfeited or surrendered shall cease to be a Member in respect of those shares and shall surrender to the Company for cancellation the certificate for the forfeited or surrendered shares, but shall, notwithstanding such forfeiture or surrender, remain liable to pay to the Company all monies which, at the date of the forfeiture or surrender, were payable by him to the Company in respect of the shares, together with interest thereon at such rate, not (unless the Company in general meeting shall otherwise direct) exceeding 15 per cent. per annum, as the Directors may determine from the time of forfeiture or surrender until the time of payment, but his liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the shares, together with interest as aforesaid. The Directors may, if they shall think fit, waive the payment of such interest or any part thereof. The Company may enforce payment of such monies without being under any obligation to make any allowance for the value of the shares forfeited or surrendered or for any consideration received on their disposal.

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34.	Lien on partly-paid shares

The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share; but the Directors may at any time waive any lien which has arisen and may declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all amounts payable in respect of it.

35.	Enforcement of lien by sale

The Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice, (i) stating, and demanding payment of, the sum presently payable, and (ii) giving notice of intention to sell in default of such payment, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

36.	Application of sale proceeds

The net proceeds of such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

37.	Statutory declaration

A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts stated therein against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with, in the case of certificated shares, the share certificate delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

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TRANSFER OF SHARES

38.	Transfers of uncertificated shares

All transfers of uncertificated shares shall be made in accordance with and be subject to the provisions of the Regulations and the facilities and requirements of the relevant system and, subject thereto, in accordance with any arrangements made by the Directors pursuant to Article 12.1.

39.	Form of transfer

39.1	All transfers of certificated shares shall be effected by instrument in writing in any usual or common form or any other form which the Directors may approve.

39.2	The instrument of transfer of any certificated share in the Company shall be signed by or on behalf of the transferor (and, in the case of a share which is not fully paid, shall also be signed by or on behalf of the transferee). In relation to the transfer of any share (whether a certificated or an uncertificated share) the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

40.	Right to decline registration

Subject to Article 76, the Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share which is not a fully-paid share (whether certificated or uncertificated) provided that, where any such shares are admitted to the Official List of the UK Listing Authority, such discretion may not be exercised in a way which the UK Listing Authority regards as preventing dealings in the shares of the relevant class or classes from taking place on an open or proper basis. The Directors may likewise refuse to register any transfer of a share (whether certificated or uncertificated), whether fully-paid or not, in favour of more than four persons jointly.

41.	Further rights to decline registration

In relation to a certificated share, the Directors may decline to recognise any instrument of transfer unless:-

(a) the instrument of transfer (duly stamped, if required) is left at the Office, or at such other place as the Directors may from time to time determine, accompanied by the certificate(s) of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(b) the instrument of transfer is in respect of only one class of share.

42.	Notice of refusal to register

If the Directors refuse to register a transfer they shall, in the case of certificated shares, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal and (except in the case of fraud or suspected fraud) return to him the instrument of transfer or, in the case of uncertificated shares, notify such person as may be required by the Regulations and the requirements of the relevant system concerned. All instruments of transfer which are registered may be retained by the Company.

43.	No fee for registration

No fee shall be charged by the Company on the registration of any instrument of transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice or other document or instruction relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

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44.	Suspension of registration

The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, and either generally or in respect of any class of shares except that, in respect of any shares which are uncertificated shares, the Register shall not be closed without the consent of the operator of the relevant system, provided always that such registration shall not be suspended, either generally or otherwise, for more than 30 days in any year.

45.	Destruction of documents

The Company shall be entitled to destroy:-

(a) any instrument of transfer (which phrase, together with references to documents, shall for the purposes of this Article 45 include electronic communications and any electronic or tangible copies of the same or of any documents) or other document which has been registered, or on the basis of which registration was made, at any time after the expiration of six years from the date of registration thereof;

(b) any dividend mandate or any variation or cancellation thereof or any notification of change of address, at any time after the expiration of two years from the date of recording thereof; and

(c) any share certificate which has been cancelled, at any time after the expiration of one year from the date of such cancellation,

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:-

(i)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to any claim (regardless of the parties thereto);

(ii)	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of Article 45 (a) are not fulfilled;

(iii)	references in this Article to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system concerned relating to the transfer of such shares;

(iv)	references in this Article to the destruction of any document include references to its disposal in any manner; and

(v)	in relation to uncertificated shares, the provisions of this Article shall apply only to the extent the same are consistent with the Regulations.

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TRANSMISSION OF SHARES

46.	Transmission on death

In case of the death of a Member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any share which had been solely or jointly held by him.

47.	Person entitled by transmission

Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the Member registered as the holder of any such share before his death or bankruptcy or other event, as the case may be.

48.	Restrictions on election

If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member or other event had not occurred and the notice or transfer were a transfer signed by the Member registered as the holder of any such share.

49.	Rights of persons entitled by transmission

A person becoming entitled to a share by reason of the death or bankruptcy of the holder or otherwise by operation of law shall, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company (including meetings of the holders of any class of shares in the Company), provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and, if the notice is not complied with within 60 days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

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UNTRACED SHAREHOLDERS

50.	Power to sell shares

The Company shall be entitled to sell, at the best price reasonably obtainable at the time of sale, any share of a Member or any share to which a person is entitled by transmission if and provided that:-

(a) for a period of 12 years no cheque, warrant or order sent by the Company in the manner authorised by these Articles in respect of the share in question has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; provided that, in such period of 12 years, at least three dividends whether interim or final on or in respect of the share in question have become payable and no such dividend during that period has been claimed; and

(b) the Company has, on or after expiration of the said period of 12 years, by advertisement in both a national newspaper and a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected in the manner authorised in accordance with the provisions of these Articles is located, given notice of its intention to sell such share (but so that such advertisements need not refer to the names of the holder(s) of the share or identify the share in question); and

(c) the Company has not, during the further period of three months after the publication of such advertisements and prior to the exercise of the power of sale, received any communication from the Member or person entitled by transmission; and

(d) if the shares are admitted to the Official List of the UK Listing Authority or dealt in on the London Stock Exchange, the Company has given notice in writing to the London Stock Exchange of its intention to sell such share.

51.	Power to sell further shares

If, during any 12 year period or three month period referred to in Article 50, further shares have been issued in respect of those held at the beginning of such 12 year period or of any subsequently issued during such periods and all the other requirements of such Article have been satisfied in respect of the further shares, the Company may also sell such further shares.

52.	Authority to effect sale

To give effect to any sale pursuant to the previous two Articles, the Directors may authorise any person to execute as transferor an instrument of transfer of the said share and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such share. The transferee shall not be bound to see to the application of the purchase monies and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company (if any)) as the Directors may from time to time think fit.

53.	Authority to cease sending cheques

If either (i) on two consecutive occasions cheques, warrants or orders in payment of dividends or other monies payable in respect of any share have been sent through the post or otherwise in accordance with the provisions of these Articles but have been returned undelivered or left uncashed during the periods for which the same are valid or any transfer by bank or other funds transfer system has not been satisfied; or (ii) following one such occasion reasonable enquiries have failed to establish any new address of the registered holder; the Company need not thereafter despatch further cheques, warrants or orders and need not thereafter transfer any sum (as the case may be) in payment of dividends or other monies payable in respect of the share in question until the Member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Office an address for the purpose.

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ALTERATION OF CAPITAL

54.	Increase of share capital

The Company may from time to time by ordinary resolution increase its share capital by such sum, to be divided into shares of such amount, as the ordinary resolution shall prescribe. All new shares shall be subject to the provisions of these Articles with reference to allotment, payment of calls, forfeiture, lien, transfer and transmission and otherwise.

55.	Consolidation, sub-division and cancellation

The Company may by ordinary resolution:-

(a) consolidate and divide all or any of its share capital into shares of a larger nominal value than its existing shares;

(b) sub-divide all or any of its share capital into shares of smaller nominal value, provided that:-

(i) in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(ii) the resolution whereby any share is sub-divided may determine that as between the resulting shares one or more of such shares may be given any preference or advantage or be subject to any restriction as regards dividend, capital, voting or otherwise over the others or any other of such shares;

(c) cancel any shares which, at the date of the passing of the ordinary resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

56.	Fractions of shares

Subject to any direction by the Company in general meeting, whenever as the result of any consolidation or division of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which Members are so entitled in fractions to any person (including, subject to the provisions of the Statutes, the Company) and pay and distribute to and amongst the Members entitled to such shares in due proportions the net proceeds of the sales thereof save for individual entitlements (net of expenses) not exceeding £3 which may be retained for the benefit of the Company. For the purpose of giving effect to any such sale the Directors may, in respect of certificated shares, nominate some person to execute a transfer of the shares sold on behalf of the Members so entitled to, or, in respect of uncertificated shares nominate any person to transfer such shares in accordance with the facilities and requirements of the relevant system concerned or make such other arrangements as are compatible with the relevant system concerned or, in either case, in accordance with the directions of the purchaser thereof and may cause the name of the transferee(s) to be entered in the Register as the holder(s) of the shares comprised in any such transfer, and such transferee(s) shall not be bound to see to the application of the purchase money nor shall the title of such transferee(s) to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. For the purposes of this Article, any shares representing fractional entitlements to which any Member would, but for this Article, become entitled may be issued in certificated form or uncertificated form.

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57.	Reduction of share capital

Subject to the provisions of the Statutes, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

GENERAL MEETINGS

58.	Annual general meeting

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Directors shall appoint.

59.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

60.	Convening of extraordinary general meetings

The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or, in default, may be convened by such requisitionists, as provided by the Statutes. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum the Directors in the United Kingdom capable of acting may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

61.	Length and form of notice

An annual general meeting and a meeting called for the passing of a special resolution shall be called by not less than 21 clear days' notice, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by not less than 14 clear days' notice. The notice shall specify the place, the day and the time of meeting and, in the case of any special business, the general nature of that business. It shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting or permitted by the Statutes, to such persons as are, under these Articles, entitled to receive such notices from the Company and shall comply with the provisions of the Statutes as to informing Members of their right to appoint proxies. A notice calling an annual general meeting shall specify the meeting as such and a notice convening a meeting to pass an extraordinary resolution or a special resolution as the case may be shall specify the intention to propose the resolution as such.

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62.	Short notice

A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called if it is so agreed:-

(a) in the case of a meeting called as the annual general meeting, by all the Members entitled to attend and vote thereat; and

(b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

63.	Omission or non-receipt of notice or proxy

The accidental omission to give notice of a meeting, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive notice, or the non-receipt of notice of a meeting or form of proxy by any such person, shall not invalidate the proceedings at that meeting.

64.	Postponement of general meetings

If the Directors, in their absolute discretion, consider that it is impracticable or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, they may (notwithstanding that Article 67.4 shall not apply) postpone the general meeting to another date, time and/or place. When a meeting is so postponed under this Article 64, notice of the date, time and place of the postponed meeting shall be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

PROCEEDINGS AT GENERAL MEETINGS

65.	Ordinary and special business

All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the receiving of the annual accounts and the reports of the Directors and Auditors on those accounts, the appointment of Directors in place of those retiring, the reappointment of Directors appointed since the last annual general meeting and the appointment of (when special notice of the resolution for such appointment is not required by the Statutes) and the fixing of the remuneration of the Auditors or the determination of the manner in which such remuneration is to be fixed.

66.	Quorum and procedure if quorum not present

66.1	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business; save as herein otherwise provided, three Members present in person or by proxy and entitled to vote shall be a quorum. The appointment of a chairman of the meeting in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

66.2	If within half an hour (or such longer time as the chairman of the meeting may decide) from the time appointed for the meeting a quorum is not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such day (being not more than 28 days later), time and place as the chairman of the meeting shall appoint. If at such adjourned meeting a quorum is not present within 15 minutes from the time appointed therefor, the Member or Members present in person or by proxy and entitled to vote shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

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67.	Arrangements for simultaneous attendance, security and orderly conduct

67.1	In the case of any general meeting, the Directors may, notwithstanding the specification in the notice convening the general meeting of the place at which the chairman of the meeting shall preside (the "Principal Place"), make arrangements for simultaneous attendance and participation at other places by Members and proxies and others entitled to attend the general meeting but excluded from the Principal Place under the provisions of this Article 67.

67.2	Such arrangements for simultaneous attendance at the general meeting may include arrangements regarding the level of attendance at the other places provided that they shall operate so that any Members and proxies excluded from attendance at the Principal Place are able to attend at one of the other places. For the purpose of all other provisions of these Articles any such general meeting shall be treated as being held and taking place at the Principal Place.

67.3	The Directors may, for the purpose of facilitating the organisation and administration of any general meeting to which such arrangements apply, from time to time make arrangements, whether involving the issue of tickets (on a basis intended to afford to all Members and proxies and others entitled to attend the meeting an equal opportunity of being admitted to the Principal Place) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in their place. The entitlement of any Member or proxy or other person entitled to attend a general meeting at the Principal Place shall be subject to such arrangements as may for the time being be in force whether stated in the notice of the general meeting to apply to that Meeting or notified to the Members concerned subsequent to the provision of the notice of the general meeting.

67.4	The Directors may, in the event that it is not possible or practicable to hold any general meeting at the place specified for the holding of such general meeting by reason of any security risks or other adverse circumstances, direct that such general meeting shall be convened at another place and if appropriate another date and/or time and shall in such event notify the Members in such manner as they deem appropriate in the circumstances.

67.5	The Directors or the chairman of the meeting or any person authorised by the Directors may direct that Members, proxies or corporate representatives wishing to attend any general meeting or anyone else permitted by the chairman of the meeting to attend should submit to such searches or other security arrangements or restrictions (including, without limitation, restrictions on items of personal property which may be taken into the meeting and requirements to provide satisfactory evidence of identity) as the Directors or the chairman of the meeting or such person authorised by the Directors shall consider appropriate in the circumstances. Such persons shall be entitled in their absolute discretion to refuse entry to, or to eject from, such general meeting any such person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

67.6	The Directors or the chairman of the meeting or any person authorised by the Directors may, at any meeting, take such action as is thought fit to secure the safety of the people attending the meeting and to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the chairman of the meeting's decision, made in good faith, on matters of procedure or matters arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

68.	Chairman of general meetings and casting vote

68.1	The chairman, if any, of the board of Directors or, in his absence, a deputy chairman, if any, or, in his absence, a vice chairman, shall preside as chairman of every general meeting of the Company. If there is no such chairman, deputy chairman or vice chairman, or if at any general meeting neither the chairman nor a deputy chairman nor a vice chairman shall be present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall select one of their number to be chairman of the meeting; or if no Director is present and willing to take the chair the Members present and entitled to vote shall choose one of their number to be chairman of the meeting.

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68.1	The chairman, if any, of the board of Directors or, in his absence, a deputy chairman, if any, or, in his absence, a vice chairman, shall preside as chairman of every general meeting of the Company. If there is no such chairman, deputy chairman or vice chairman, or if at any general meeting neither the chairman nor a deputy chairman nor a vice chairman shall be present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall select one of their number to be chairman of the meeting; or if no Director is present and willing to take the chair the Members present and entitled to vote shall choose one of their number to be chairman of the meeting.

68.2

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

69.	Adjournments

69.1	The chairman of the meeting may, at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or has already been adjourned or a quorum is present) either sine die or to another time and/or place where it appears to him that (a) the Members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting, (b) the conduct of any persons prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

69.2	In addition the chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place; but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, not less than seven clear days' notice of the adjourned meeting shall be given specifying the day, the place and the time of the meeting as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment.

70.	Directors' right to attend and speak

Each Director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the Company whom the chairman of the meeting considers to be equipped by knowledge or experience of the Company's business to assist in the deliberations of the meeting.

71.	Amendments to resolutions

71.1	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

71.2	In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted upon and, in the case of a resolution duly proposed as an ordinary resolution which is set out in the notice convening the meeting in accordance with Article 61, no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or the chairman in his absolute discretion decides that it may be considered or voted upon.

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72.	Method of voting and demand for a poll

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

(a) by the chairman of the meeting; or

(b) by at least three Members present in person or by proxy and entitled to vote at the meeting; or

(c) by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

(d) by a Member or Members present in person or by proxy holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

Unless a poll is so demanded a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

A poll may not be demanded on the election of a chairman of a meeting or on question of adjournment.

Except as provided in Article 73, if a poll is duly demanded it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting directs and he may appoint scrutineers and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

73.	Timing and procedure for a poll

A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than 30 clear days after the date of the meeting or adjourned meeting at which the poll is demanded) and place as the chairman of the meeting may direct. No notice need be given of a poll not taken immediately. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The demand for a poll may be withdrawn with the consent of the chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

VOTES OF MEMBERS

74.	Votes of Members and of joint holders

74.1	Subject to any rights or restrictions for the time being attached to any class or classes of shares and to any other provisions of these Articles, on a show of hands every Member present in person shall have one vote, and on a poll every Member present in person or by proxy shall have one vote for each share of which he is the holder.

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74.2	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

75.	Voting on behalf of incapable Member

A Member in respect of whom an order has been made by any court having jurisdiction (in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised on his behalf by that court, and such receiver, curator bonis or other duly authorised person may, on a poll, vote by proxy, provided that evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote has been delivered at the Office (or at such other place as may be specified in accordance with these Articles for the delivery or receipt of appointments of a proxy) not later than the last time at which an appointment of proxy should have been delivered or received in order to be valid for use at that meeting or on the holding of that poll.

76.	Suspension of rights for non-payment of calls and non-disclosure of interests

76.1	No Member shall, unless the Directors otherwise determine, be entitled, in respect of any share in the capital of the Company held by him, to be present or to vote on any question, either in person or by proxy, at any general meeting, or separate general meeting of the holders of any class of shares of the Company, or to be reckoned in a quorum, if any call or other sum presently payable by him to the Company in respect of such share remains unpaid.

76.2	If any Member, or any other person appearing to the Directors to be interested in any shares in the capital of the Company held by such Member, has been duly served with a notice under section 212 of the Act and is in default for the period of 14 days from the date of service of the notice under the said section 212 in supplying to the Company the information thereby required, then the Company may (at the absolute discretion of the Directors) at any time thereafter by notice (a "restriction notice") to such Member direct that, in respect of the shares in relation to which the default occurred and any other shares held at the date of the restriction notice by the Member, or such of them as the Directors may determine from time to time, (the "restricted shares" which expression shall include any further shares which are issued in respect of any restricted shares), the Member shall not, nor shall any transferee to which any of such shares are transferred other than pursuant to a permitted transfer or pursuant to Article 76.3(c) below, be entitled to be present or to vote on any question, either in person or by proxy, at any general meeting of the Company or separate general meeting of the holders of any class of shares of the Company, or to be reckoned in a quorum.

76.3	Where the restricted shares represent at least 0.25 per cent. (in nominal value) of the issued shares of the same class as the restricted shares, then the restriction notice may also direct that:-

(a) any dividend or any part thereof or other monies which would otherwise be payable on or in respect of the restricted shares shall be withheld by the Company; shall not bear interest against the Company; and shall be payable (when the restriction notice ceases to have effect) to the person who would but for the restriction notice have been entitled to them; and/or

(b) where an offer of the right to elect to receive shares of the Company instead of cash in respect of any dividend or part thereof is or has been made by the Company, any election made thereunder by such Member in respect of such restricted shares shall not be effective; and/or

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	(c)	no transfer of any of the shares held by such Member shall be recognised or registered by the Directors unless the transfer is a permitted transfer or:-

		(i)	the Member is not himself in default as regards supplying the information required; and

		(ii)	the transfer is of part only of the Member's holding and, when presented for registration, is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful enquiry the Member is satisfied that none of the shares the subject of the transfer are restricted shares.

Upon the giving of a restriction notice its terms shall apply accordingly.

76.4	The Company shall send a copy of the restriction notice to each other person appearing to be interested in the shares the subject of such restriction notice, but the failure or omission by the Company to do so shall not invalidate such notice.

76.5
Any restriction notice shall have effect in accordance with its terms until 7 days after the Directors are satisfied that the default in respect of which the restriction notice was issued no longer continues but shall cease to have effect in relation to any shares which are transferred by such Member by means of a permitted transfer or in accordance with Article 76.3(c) above on receipt by the Company of notice that a transfer as aforesaid has been made. The Company may (at the absolute discretion of the Directors) at any time give notice to the Member cancelling, or suspending for a stated period the operation of, a restriction notice in whole or in part.

76.6	For the purposes of this Article 76:-

	(a)	a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification whether following service of a notice under the said section 212 or otherwise which either (i) names such person as being so interested or (ii) (after taking into account the said notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

	(b)	a transfer of shares is a permitted transfer if but only if:-

		(i)	it is a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company (as defined in section 428 of the Act); or

		(ii)	the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a third party unconnected with the transferring Member or with any other person appearing to the Directors to be interested in such shares (and for the purposes of this Article 76.6(b)(ii) any associate (as that term is defined in section 435 of the Insolvency Act 1986) of the Member or of any other person appearing to the Directors to be interested in any of the restricted shares shall be deemed to be connected with the transferring Member); or

		(iii)	the transfer results from a sale made on or through the London Stock Exchange or any stock exchange outside the United Kingdom on which the Company's shares of the same class as the restricted shares are normally dealt in.

76.7	The provisions of this Article 76 are in addition and without prejudice to the provisions of the Statutes.

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77.	Objections to and errors in voting

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, a vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered (or at which the error occurs), and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

78.	Voting on a poll

On a poll votes may be given personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

79.	Execution of proxies

The appointment of a proxy shall be in any usual or common form, or any other form which the Directors may approve:-

(a) under the hand of the appointor or of his attorney duly authorised in writing; or

(b) if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorised; or

(c) by electronic communication subject to Article 81.1.

The signature, if applicable, on any such appointment need not be witnessed.

80.	Appointment of proxies

A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion. Appointment of a proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment thereof.

81.	Delivery of proxies

81.1	The appointment of a proxy shall:

(a) (in the case of an appointment not contained in an electronic communication) be deposited at the Office or at such other place or one of such places (if any) within the United Kingdom as is or are specified for that purpose by way of note to the notice convening the meeting or in any document accompanying such notice; or

(b) (in the case of an appointment contained in an electronic communication) where an address or other means of communication with the Company has been provided for the purpose of receiving electronic communications in or by way of note to the notice convening the meeting or in any other document accompanying such notice, or in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, be received at such address or by such means, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote or, in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting, not less than 24 hours before the time appointed for the taking of the poll at which it is to be used, and in default the appointment of a proxy shall not be treated as valid. Failing previous registration with the Company, the power of attorney or other authority, if any, under which the appointment of a proxy is executed, or a notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of that power of copy certified in accordance with the Powers of Attorney Act 1971 of that power of attorney, or a copy in some other way approved by the Directors, shall (whether (a) or (b) above shall apply) also be deposited or received at the Office or at such other place specified in accordance with (a) above, or (if the Directors so agree) at the address or by the means provided in accordance with (b) above, not later than the time by which the appointment of a proxy is required to be deposited or (as the case may be) received in accordance with this Article.

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Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of , any such Uncertificated Proxy Instruction to be made by like means. Notwithstanding any other provision of these Articles, the Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

81.2	An appointment of a proxy and any other document referred to in the last sentence of Article 81.1 shall be deemed to have been validly deposited or received in accordance with Article 81.1 if the appointment is received at the Office or at such other place specified in accordance with Article 81.1(a) by facsimile transmission within the period of time specified by Article 81.1 provided that the original appointment in the same form as the appointment received by facsimile transmission is deposited at the place at which the facsimile transmission was received not less than 3 hours before the time appointed for the meeting or adjourned meeting or the holding of a poll subsequently at which the vote is to be used.

81.3	If two or more valid but differing appointments of a proxy are delivered or (in the case of electronic communication) received in accordance with Article 81.1 in respect of the same share for use at the same meeting, the one which is last delivered or, as the case may be, received as aforesaid (regardless of its date, its date of sending or the date of its execution) shall be treated as replacing and revoking the others as regards that share. If the Company is unable to determine which was delivered or received last, none of them shall be treated as valid in respect of that share.

82.	Validity of proxies

An appointment of a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. No appointment of a proxy shall be valid after the expiration of 12 months from the date of its receipt in accordance with Article 81.1 except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within 12 months from that date.

83.	Authority of proxies to call for a poll

The appointment of a proxy shall be deemed to confer authority on the proxy to demand or join in demanding a poll.

84.	Cancellation of proxy's authority

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A vote given or poll demanded in accordance with the terms of an appointment of a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or determination of the authority of the person voting or demanding a poll, provided that no notice of such death, insanity, revocation or determination shall have been received by the Company at the Office or such other place (if any) as is specified for depositing the instrument of proxy (or, where the appointment of the proxy is contained in an electronic communication, at the address at which such appointment was duly received) in accordance with Article 81.1 before the commencement of the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.

85.	Written resolutions

Subject to the provisions of the Statutes, a resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held, and may consist of two or more documents in like form each signed by one or more of the Members.

86.	Corporate representatives

Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

DIRECTORS

87.	Number of Directors

Unless and until the Company in general meeting shall otherwise determine, the number of Directors shall be not more than 36 nor less than 12. The Company may by ordinary resolution from time to time vary the minimum number and/or maximum number of Directors.

88.	Directors' shareholding qualification

A Director shall not be required to hold any shares in the capital of the Company.

89.	Age of Directors

The provisions of section 293 of the Act (which regulate the appointment and continuation in office of Directors who have attained the age of 70) shall apply to the Company.

90.	Other interests of Directors

A Director of the Company may be or continue as or become a director or other officer, servant or member of, or otherwise interested in, any body corporate promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received or receivable by him as a director or other officer servant or member of, or from his interest in, such other body corporate.

91.	Directors' fees and expenses

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91.1	The Directors other than those Directors who are appointed to any executive office shall be paid out of the funds of the Company by way of fees for their services as Directors such sums (if any) as the Directors may from time to time determine not exceeding in the aggregate a sum in respect of each financial year of the Company (excluding amounts payable under any other provision of these Articles) of £750,000 or such larger amount as the Company may by ordinary resolution determine. Such remuneration shall be deemed to accrue from day to day.

91.2	The Directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.

92.	Additional remuneration

Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company, or who goes or who resides abroad, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

93.	Register of Directors' interests

The Company shall in accordance with the provisions of the Statutes duly keep a register showing, as respects each Director, interests of his in shares in, or debentures of, the Company or associated companies.

BORROWING POWERS

94.	Directors' borrowing powers and restrictions on borrowing

94.1	Subject as hereinafter provided the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to the provisions of the Statutes to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

94.2	The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all monies borrowed by the Group (which expression in this Article means the Company and its subsidiary undertakings for the time being) and for the time being owing to persons outside the Group shall not at any time, without the previous sanction of an ordinary resolution of the Company in general meeting, exceed a sum equal to one and a half times the aggregate of:-

(a) the amount paid up on the issued share capital of the Company; and

(b) the total of the capital and revenue reserves of the Group (including any share premium account, any capital redemption reserve, any credit balance on the profit and loss account, any revaluation reserve and any equalisation reserve or provision) in each case, whether or not such amounts are available for distribution;

all as shown in the latest audited consolidated balance sheet of the Group but after:-

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		(i)	making such adjustments as may be appropriate in respect of any variation in such amount paid up on the issued share capital or share premium account or capital redemption reserve or merger reserve since the date of such latest audited consolidated balance sheet and so that for this purpose if any issue or proposed issue of shares for cash or otherwise has been underwritten or otherwise agreed to be subscribed (for cash or otherwise) then, at any time when the underwriting of such shares or other agreement as aforesaid shall be unconditional, such shares shall be deemed to have been issued and the amount (including any premium) payable (or which would be credited as payable) in respect thereof (not being monies payable later than six months after the date of allotment) shall be deemed to have been paid up to the extent that the underwriters or other persons are liable therefor;

		(ii)	deducting (to the extent included):-

			(A)	any amounts distributed or proposed to be distributed (but not provided in such latest audited consolidated balance sheet) other than distributions attributable to the Company or any subsidiary undertaking;

			(B)	any amounts attributable to goodwill (other than goodwill arising on consolidation);

		(iii)	excluding:-

			(A)	any sums set aside for taxation;

			(B)	any amounts attributable to outside shareholders in subsidiary undertakings of the Company;

		(iv)	deducting any debit balance on the profit and loss account; and

		(v)	making such adjustments (if any) as the Auditors may consider appropriate.

94.3	For the purpose of the foregoing limit "monies borrowed" shall be deemed to include the following except in so far as otherwise taken into account (together in each case with any fixed or minimum premium payable on final redemption or repayment):-

	(a)	the principal amount for the time being owing (other than to a member of the Group) in respect of any loan capital, whether secured or unsecured, issued by a member of the Group in whole or in part for cash or otherwise;

	(b)	the principal amount raised by any member of the Group by acceptances or under any acceptance credit opened on its behalf by any bank or accepting house other than acceptances relating to the purchase of goods in the ordinary course of trading and outstanding for not more than 90 days; and

	(c)	the nominal amount of any issued share capital, and the principal amount of any monies borrowed or other indebtedness, the redemption or repayment of which is guaranteed or secured or is the subject of an indemnity given by any member of the Group and the beneficial interest in the redemption or repayment of which is not owned within the Group, but "monies borrowed" shall not include and shall be deemed not to include:-

		(i)	amounts borrowed for the purpose of repaying the whole or any part (with or without premium) of any monies borrowed by any member of the Group then outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period; and

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(ii) the proportion of the excess outside borrowing of a partly owned subsidiary undertaking which corresponds to the proportion of its equity share capital which is not directly or indirectly attributable to the Company and so that, for this purpose, the expression "excess outside borrowing" shall mean so much of the monies borrowed by such partly owned subsidiary undertaking otherwise than from members of the Group as exceeds the monies borrowed (if any) from and owing to it by other members of the Group.

When the aggregate amount of monies borrowed required to be taken into account for the purposes of this Article 94 on any particular day is being ascertained, any of such monies denominated or repayable (or repayable at the option of any person other than the Company or any subsidiary undertaking) in a currency other than sterling shall be translated, for the purpose of calculating the sterling equivalent, at the rate(s) of exchange prevailing on that day in London, or on the last business day six months before such day if thereby such aggregate amount would be less (and so that for this purpose the rate of exchange prevailing shall be taken as the spot rate in London quoted at or about 11.00 a.m. on the day in question by a London clearing bank, approved by the Directors, as being the rate for the purchase by the Company of the currency and amount in question for sterling) except to the extent (if any) that a contract has been entered into establishing in accordance with generally accepted accounting practice the sterling cost of repayment of the monies borrowed, in which case such sterling equivalent shall (notwithstanding the immediately foregoing provisions) be applied in determining the figure used in assessing the aggregate amount of monies borrowed.

94.4	A certificate or report by the Auditors as to the amount of the limit in Article 94.2 or the aggregate amount of monies borrowed falling to be taken into account under Article 94.3 or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times or during any period shall be conclusive evidence of such amount or fact for the purposes of this Article 94.

94.5	No lender or other person dealing with the Company or any of its subsidiary undertakings shall be concerned to see or inquire whether the said limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the said limit has been or would thereby be exceeded.

94.6	In this Article 94 "subsidiary undertaking" means a subsidiary undertaking of the Company which is required by the Statutes to be included in consolidated group accounts.

POWERS AND DUTIES OF DIRECTORS

95.	Powers of Company vested in the Directors

The business of the Company shall be managed by the Directors, who may exercise all the powers of the Company subject, nevertheless, to the provisions of these Articles and of the Statutes, and to such directions as may be given by the Company in general meeting by special resolution, provided that no alteration of the memorandum of association or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if such alteration had not been made or such direction had not been given. The general powers conferred upon the Directors by this Article shall not be deemed to be abridged or restricted by any specific power conferred upon the Directors by any other Article.

96.	Pensions, insurance and gratuities for Directors and others

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96.1	The Directors may exercise all the powers of the Company to give or award pensions, annuities, gratuities or other retirement, superannuation, death or disability allowances or benefits (whether or not similar to the foregoing) to (or to any person in respect of) any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any body corporate which is or was a subsidiary undertaking or a parent undertaking of the Company or another subsidiary undertaking of a parent undertaking of the Company or otherwise associated with the Company or any such body corporate, or a predecessor in business of the Company or any such body corporate, and to the wives, widows, children and other relatives and dependants of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of schemes, trusts and funds (whether contributory or non-contributory) for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any Director or former Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such trust, fund or scheme or otherwise).

96.2	Without prejudice to any other provisions of these Articles, the Directors may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers (excluding auditors) or employees of the Company, or of any other body (whether or not incorporated) which is or was its parent undertaking or subsidiary undertaking or another subsidiary undertaking of any such parent undertaking (together "Group Companies") or otherwise associated with the Company or any Group Company or in which the Company or any such Group Company has or had any interest, whether direct or indirect, or of any predecessor in business of any of the foregoing, or who are or were at any time trustees of (or directors of trustees of) any pension, superannuation or similar fund, trust or scheme or any employees' share scheme or other scheme or arrangement in which any employees of the Company or of any such other body are interested, including (without prejudice to the generality of the foregoing) insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission or alleged act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Company or any Group Company or any such other body, fund, trust, scheme or arrangement.

97.	Local boards

The Directors may make such arrangements as they think fit for the management and transaction of the Company's affairs in the United Kingdom and elsewhere and may from time to time and at any time establish any local boards or agencies for managing any of the affairs of the Company in any specified locality, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration. The Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Directors (other than the powers of borrowing and of making calls), with power to sub-delegate, and may authorise the members for the time being of any such local board, or any of them, to fill up any vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

98.	Attorneys

The Directors may from time to time and at any time by power of attorney appoint any body corporate, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

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99.	Official seal

The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and the powers conferred by section 40 of the Act with regard to having an official seal for sealing and evidencing securities, and such powers shall be vested in the Directors.

100.	Overseas branch register

The Company may exercise the powers conferred upon the Company by the Statutes with regard to the keeping of an overseas branch register, and the Directors may (subject to the provisions of the Statutes) make and vary such regulations as they may think fit concerning the keeping of any such register.

101.	Directors' permitted interests and entitlement to vote

101.1	Subject to the provisions of the Statutes, a Director may hold any other office or place of profit under the Company, except that of Auditor, in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other Article. No Director or intending Director shall be disqualified by his office from entering into any contract, arrangement, transaction or proposal with the Company either with regard to his tenure of any such other office or place of profit or any such acting in a professional capacity or as a vendor, purchaser or otherwise. Subject to the provisions of the Statutes and save as therein provided no such contract, arrangement, transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested, whether directly or indirectly, shall be liable to be avoided, nor shall any Director who enters into any such contract, arrangement, transaction or proposal or who is so interested be liable to account to the Company for any profit or other benefit realised by any such contract, arrangement, transaction or proposal by reason of such Director holding that office or of the fiduciary relationship thereby established, but he shall declare the nature of his interest in accordance with the Statutes.

101.2	Save as herein provided, a Director shall not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him within the meaning of section 346 of the Act) is to his knowledge a material interest otherwise than by virtue of interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

101.3	A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

(a) the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

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(b) the giving of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(c) any proposal concerning an offer of securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d) any contract, arrangement, transaction or other proposal concerning any other body corporate in which he or any person connected with him (within the meaning of section 346 of the Act) is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons so connected with him do not to his knowledge hold an interest (within the meaning of sections 198-211 of the Act) in one per cent. or more of any class of the equity share capital of such body corporate or of the voting rights available to members of the relevant body corporate;

(e) any contract, arrangement, transaction or other proposal for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to him any privilege or advantage not generally accorded to the employees to whom the scheme relates; and

(f) any proposal concerning any insurance which the Company is to purchase and/or maintain for the benefit of any Directors or for the benefit of persons including Directors.

101.4	A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

101.5	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under Article 101.3(d) above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

101.6	If any question shall arise at any meeting as to the materiality of an interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

101.7	Subject to the provisions of the Statutes the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract, arrangement or transaction not duly authorised by reason of a contravention of this Article.

102.	Exercise of Company's voting powers

The Directors may exercise or procure the exercise of the voting rights conferred by the shares in any other body corporate held or owned by the Company or any power of appointment in relation to any other body corporate, and may exercise any voting rights or power of appointment to which they are entitled as directors of such other body corporate, in such manner as they shall in their absolute discretion think fit, including the exercise thereof in favour of appointing themselves or any of them as directors, officers or servants of such other body corporate, and fixing their remuneration as such, and may vote as Directors of the Company in connection with any of the matters aforesaid.

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103.	Signing of cheques etc.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine.

104.	Minutes

104.1	The Directors shall cause minutes to be made in books provided for the purpose:-

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c) of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

104.2	It shall not be necessary for Directors present at any meeting of Directors or committee of Directors to sign their names in the minute book or other book kept for recording attendance. Any such minute as aforesaid, if purporting to be signed by the chairman of the meeting at which the proceedings were had, or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

DISQUALIFICATION OF DIRECTORS

105.	Vacation of a Director's office

The office of a Director shall be vacated in any of the following events, namely:-

(a)	if he ceases to be a Director by virtue of section 293 of the Act;

(b)	if a bankruptcy order is made against him or he makes any arrangement or composition with his creditors generally;

(c)	if he becomes prohibited by law from acting as a Director;

(d)	if, in England or elsewhere, an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs;

(e)	if he resigns his office by notice in writing under his hand to the Company or offers in writing under his hand to resign and the Directors resolve to accept such offer;

(f)	if, not having leave of absence from the Directors, he fails to attend the meetings of the Directors for six successive months, unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient, and the Directors resolve that his office be vacated; or

(g)	if, by notice in writing delivered to the Office or tendered at a meeting of the Directors (with a copy of such notice being delivered to him at his last known address in the United Kingdom but so that the non-delivery or non-receipt of such copy notice for any reason shall not invalidate or in any way prejudice this procedure), his resignation is requested by at least 75 per cent. in number of the other Directors (but so that this shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company).

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RETIREMENT AND SUBMISSION FOR RE-ELECTION OF DIRECTORS

106.	Regular submission of Directors for re-election

Each Director shall retire from office at the third annual general meeting after the annual general meeting at which he was last elected. A retiring Director shall be eligible for re-election. A Director retiring at a meeting shall, if he is not reappointed at such meeting, retain office until the dissolution of such meeting.

107.	Appointment of Directors by separate resolution

A single resolution for the appointment of two or more persons as Directors shall not be put at any general meeting, unless a resolution that it shall be so put has first been agreed to by the meeting without any vote being given against it.

108.	Persons eligible for appointment

No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for appointment to the office of Director at any general meeting unless not less than seven nor more than 42 days before the date appointed for the meeting there shall have been left at the Office notice in writing, signed by a Member duly qualified to attend and vote at such meeting, of his intention to propose such person for appointment, and also notice in writing signed by that person of his willingness to be appointed.

109.	Casual vacancies and additional Directors - powers of Company

Subject as aforesaid, the Company may from time to time by ordinary resolution appoint a person who is willing to be a Director either to fill a casual vacancy or as an additional Director, and may also determine when any such appointed Director is to retire.

110.	Casual vacancies and additional Directors - powers of Directors

The Directors shall have power at any time, and from time to time, to appoint any person to be a Director of the Company, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the maximum number, if any, fixed by or pursuant to these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for reappointment. If not reappointed at such meeting, he shall vacate office at the conclusion thereof.

111.	Power of removal by ordinary resolution

The Company may by ordinary resolution, of which special notice has been given in accordance with the provisions of the Statutes, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

112.	Appointment of replacement Director

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Subject to Article 108 and the Act, the Company may by ordinary resolution appoint another person in place of a Director removed from office under the immediately preceding Article. A person appointed in place of a Director so removed shall be treated (for the purpose of determining the time at which he is to retire) as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed or reappointed a Director.

PROCEEDINGS OF DIRECTORS

113.	Board meetings and participation

The Directors may meet for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Without prejudice to the foregoing, all or any of the Directors or of the members of any committee of the Directors may participate in a meeting of the Directors or of that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in the quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is then present. The word "meeting" in these Articles shall be construed accordingly.

114.	Quorum at board meetings

The Directors may determine the quorum necessary for the transaction of business. Until otherwise determined by the Directors three Directors shall constitute a quorum.

115.	Voting at board meetings

Questions arising at any meeting shall (save as otherwise provided in these Articles) be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to a Director who is not within the United Kingdom. Any Director may waive his entitlement to receive notice of any meeting and any such waiver may be retrospective.

116.	Notice of board meetings

Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Directors that notices of meetings of the Directors shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom.

117.	Directors below minimum

The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

118.	Appointment of chairman and deputy chairman of meetings

The Directors may elect a chairman, not more than two deputy chairmen and not more than three vice chairmen and determine the period for which they are respectively to hold office and may at any time remove any of them from such office; but if no such chairman, deputy chairman or vice chairman is elected, or if at any meeting no such chairman, deputy chairman or vice chairman is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number to be chairman of such meeting.

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119.	Delegation of Directors' powers to committees

The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve any payment to or the conferring of any other benefit on all or any of the Directors) to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of such power or discretion shall be read and construed as if it were a reference to the exercise of such power or discretion by such committee. Any committee so formed shall in the exercise of the powers and discretions so delegated conform to any regulations that may from time to time be imposed by the Directors in default of which the meetings and proceedings of a committee consisting of three or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings and meetings of the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee and to constitute a quorum of any meeting of any such committee.

120.	Validity of Directors' acts

All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director or as a member of a committee shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any of the persons acting as aforesaid, or that any of such persons were disqualified from holding office or not entitled to vote, or had in any way vacated office, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or member of the committee and was entitled to vote.

121.	Written resolution of Directors

A resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors or by all the members of a committee for the time being, shall be as valid and effective for all purposes as a resolution passed at a meeting duly convened and held, and may consist of two or more documents in like form each signed by one or more of the Directors or members of such committee.

MANAGING AND EXECUTIVE DIRECTORS

122.	Appointment of executive Directors

Subject to the provisions of the Statutes the Directors may from time to time appoint one or more of their body to the office of Managing Director or to hold such other executive office in relation to the management of the business of the Company as they may decide, for such period and on such terms as they think fit, and, subject to the terms of any service contract entered into in any particular case and without prejudice to any claim for damages such Director may have for breach of any such service contract, may revoke such appointment. Without prejudice to any claim for damages such Director may have for breach of any service contract between him and the Company, his appointment shall be automatically determined if he ceases from any cause to be a Director.

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123.	Remuneration of executive Directors

The salary or remuneration of any Managing Director or such other executive Director of the Company shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, and may include the making of provisions for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to which he is appointed and for the participation in pension and life assurance and other benefits, or may be upon such other terms as the Directors determine.

124.	Powers of executive Directors

The Directors may entrust to and confer upon a Managing Director or such other executive Director any of the powers and discretions exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and discretions and may from time to time revoke, withdraw, alter or vary all or any of such powers or discretions.

SECRETARY

125.	Appointment and removal of Secretary

Subject to the provisions of the Statutes the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they think fit: and any Secretary may be removed by them.

THE SEAL

126.	Use of Seal

126.1	The Directors shall provide for the safe custody of the Seal and any official seal kept under section 40 of the Act, and neither shall be used without the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf. Every instrument to which either shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person or persons as the Directors may from time to time determine, save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical or electronic means.

126.2	Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to be a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Directors may by resolution determine that such signatures or either of them shall be affixed by some method or system of mechanical or electronic means.

RESERVE

127.	Establishment of reserve

The Directors may from time to time set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

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DIVIDENDS

128.	Declarations of dividends by Company

The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors or the amount permitted by the Statutes.

129.	Payment of interim and fixed dividends by Directors

Subject to the provisions of the Statutes, the Directors:-

(a) may from time to time pay such interim dividends as they think fit; and

(b) may also pay the fixed dividends payable on any shares of the Company half-yearly or otherwise on fixed dates.

If the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

130.	Calculation of dividends

Subject to the rights of persons, if any, entitled to shares with any priority, preference or special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purpose of this Article as paid up on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as if paid up in full or in part from a particular date, whether past or future, such share shall rank for dividend accordingly.

131.	Deductions of amounts due on shares and waiver of dividends

131.1	The Directors may deduct from any dividend or other monies payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

131.2	The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

132.	Dividends other than in cash

Any general meeting declaring a dividend may, upon the recommendation of the Directors, direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other body corporate, and the Directors shall give effect to such direction. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

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133.	Payment procedure

133.1	All dividends and other distributions shall be paid (subject to any lien of the Company) to those Members whose names shall be on the Register at the date at which such dividend shall be declared or at such other time and/or date as the Company by ordinary resolution or the Directors may determine (and notwithstanding any subsequent transfer or transmission of shares).

133.2	The Company may pay any dividend or other monies payable in cash in respect of shares by direct debit, bank or other funds transfer system (subject always, in the case of uncertificated shares, to the facilities and requirements of the relevant system concerned, where payment is to be made by means of such system), or by cheque, dividend warrant or money order and may remit the same by post directed to the registered address of the holder or person entitled thereto (or, in the case of joint holders or of two or more persons entitled thereto, to the registered address of the person whose name stands first in the Register), or to such person and to such address as the holder or joint holders or person or persons may in writing direct, and the Company shall not be responsible for any loss of any such cheque, warrant or order nor for any loss in the course of any such transfer or where it has acted on any such directions. Every such cheque, warrant or order shall be made payable to, or to the order of, the person to whom it is sent, or to, or to the order of, such person as the holder or joint holders or person or persons entitled may in writing direct, and the payment of such cheque, warrant or order shall be a good discharge to the Company. Any one of two or more joint holders of any share, or any one of two or more persons entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, may give effectual receipts for any dividends or other monies payable or property distributable on or in respect of the share.

134.	Interest

Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other monies payable on or in respect of a share shall bear interest against the Company.

135.	Forfeiture of dividends

All dividends or other sums payable on or in respect of any share which remain unclaimed may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends unclaimed for a period of 12 years or more after becoming due for payment shall be forfeited, and shall revert to the Company, unless the Directors shall otherwise determine. The payment of any unclaimed dividend or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

CAPITALISATION OF PROFITS AND SCRIP DIVIDENDS

136.	Power to capitalise

Subject to the provisions of Article 137, the Directors may capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts (including any share premium account and capital redemption reserve) or to the credit of the profit and loss account (in each case, whether or not such amounts are available for distribution), and appropriate the sum resolved to be capitalised either:-

(a) to the holders of Ordinary Shares (on the Register at such time on such date as may be specified in, or determined as provided in, the resolution of the general meeting granting authority for such capitalisation) who would have been entitled thereto if distributed by way of dividend and in the same proportions; and the Directors shall apply such sum on their behalf either in or towards paying up any amounts, if any, for the time being unpaid on any shares held by such holders of Ordinary Shares respectively or in paying up in full at par unissued shares or debentures of the Company to be allotted credited as fully paid up to such holders of Ordinary Shares in the proportions aforesaid, or partly in the one way and partly in the other; or

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(b) to such holders of Ordinary Shares who may, in relation to any dividend or dividends, validly accept an offer or offers on such terms and conditions as the Directors may determine (and subject to such exclusions or other arrangements as the Directors may consider necessary or expedient to deal with legal or practical problems in respect of overseas shareholders or in respect of shares represented by depositary receipts) to receive new Ordinary Shares, credited as fully paid up, in lieu of the whole or any part of any such dividend or dividends (any such offer being called a "Scrip Dividend Offer"); and the Directors shall apply such sum on their behalf in paying up in full at par unissued shares (in accordance with the terms, conditions and exclusions or other arrangements of the Scrip Dividend Offer) to be allotted credited as fully paid up to such holders respectively.

137.	Authority required

137.1	The authority of the Company in general meeting shall be required before the Directors implement any Scrip Dividend Offer (which authority may extend to one or more offers).

137.2	The authority of the Company in general meeting shall be required for any capitalisation pursuant to Article 136(a) above.

137.3	A share premium account and a capital redemption reserve and any other amounts which are not available for distribution may only be applied in the paying up of unissued shares to be allotted to holders of ordinary shares of the Company credited as fully paid up.

138.	Provision for fractions etc.

Whenever a capitalisation requires to be effected, the Directors may do all acts and things which they may consider necessary or expedient to give effect thereto, with full power to the Directors to make such provision as they think fit for the case of shares or debentures becoming distributable in fractions (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned) and/or provisions whereby any fractional entitlements of Members and/or any entitlements to any nominal cash dividend payable pursuant to a Scrip Dividend Offer are accrued or retained and accumulated on behalf of such Members and such accruals or retentions are applied in the allotment by way of bonus or cash subscription on behalf of such Members and/or cash payments are made to such Members in respect of their fractional entitlements and also to authorise any person to enter on behalf of all Members concerned into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

ACCOUNTS

139.	Accounting records to be kept

The Directors shall cause accounting records to be kept in accordance with the provisions of the Statutes.

140.	Inspection of accounting records

The accounting records shall be kept at the Office or, subject to the provisions of the Statutes, at such other place or places as the Directors think fit, and shall always be open to the inspection of the officers of the Company.

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141.	Power to extend inspection to Members

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.

142.	Annual accounts

The Directors shall from time to time, in accordance with the provisions of the Statutes, cause to be prepared and to be laid before the Company in general meeting copies of the Company's annual accounts, the Directors' report and the Auditors' report on those accounts.

143.	Delivery of annual accounts

A copy of the Company's annual accounts, together with a copy of the Auditors' report and Directors' report, which is to be laid before the Company in general meeting shall, not less than 21 clear days before the date of the meeting, be sent to every Member (whether or not he is entitled to receive notices of general meetings of the Company) and every holder of debentures of the Company (whether or not he is so entitled) and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or these Articles, provided that this Article shall not require a copy of these documents to be sent to any Member or holder of debentures to whom a summary financial statement is sent in accordance with the Statutes and provided further that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

AUDIT

144.	Appointment of Auditors

Auditors shall be appointed and their duties regulated in accordance with the provisions of the Statutes.

NOTICES

145.	Service of notice

145.1	A notice or other document (including a share certificate, where applicable) may be given by the Company to any Member:-

(a) personally; or

(b) by sending it by post addressed to him at his registered address or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company for the giving of notice to him, or

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(c) by sending it using electronic communication to an address for the time being notified for that purpose to the Company by that Member in a manner specified by the Directors or as otherwise permitted by the Statutes.

145.2	If at any time by reason of the suspension or any curtailment of postal services in the United Kingdom or of electronic communication the Company is unable in the opinion of the Directors effectively to convene a general meeting by notices sent through the post, or (in the case of those Members in respect of whom an address has for the time being been notified to the Company, in a manner specified by the Directors, for the purpose of giving notices by electronic communication) by electronic communication, a general meeting may be convened by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly served on all Members and other persons entitled thereto at noon on the day when the advertisement has appeared. In any such case the Company shall send confirmatory copies of the notice by post or (as the case may be) electronic communication if at least seven days prior to the date of the general meeting the posting of notices to addresses throughout the United Kingdom or (as the case may be) by electronic communication again becomes in the opinion of the Directors practicable.

146.	Members resident abroad

146.1	A Member who has no registered address within the United Kingdom, and has not supplied to the Company an address within the United Kingdom or, in a manner specified by the Directors, an address to which notices may for the time being be sent using electronic communication as aforesaid, shall not be entitled to receive any notice from the Company.

146.2	Notwithstanding anything in these Articles to the contrary, but subject to the Statutes, a Member shall not be entitled to be sent any notice or other document from the Company by electronic communication unless the Directors are satisfied (for which purpose the Directors may require such evidence, if any, as they shall in their discretion think fit) that the sending or receipt of any such notice or other document would not contravene any laws or regulation of any relevant country.

147.	Notice deemed served

Where a notice or other document is sent by post, service of the notice or other document shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice or other document, and to have been effected at the latest within 24 hours if prepaid as first-class and within 72 hours if prepaid as second-class after the letter containing the same is posted. Where a notice or other document is sent by electronic communication, service of the notice or other document shall be deemed to be effected by sending it using electronic communication to an address for the time being notified for that purpose to the person giving the notice or as otherwise permitted by the Statutes and to have been effected at the latest within 24 hours after the time it was sent. In proving such service it shall be sufficient to prove that (in the case of a notice or other document sent by post) the letter containing the same was properly addressed and stamped and put in the post or (in the case of a notice or other document contained in electronic communications) that the notice or other document was sent in accordance with guidance from time to time issued by the Institute of Chartered Secretaries and Administrators.

148.	Notice to joint holders

A notice or other document may be given by the Company to the joint holders of a share by giving the notice or other document to the joint holder first named in the Register in respect of the share.

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149.	Service of notice on persons entitled by transmission

A notice or other document may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of law by sending it through the post in a prepaid letter, or by sending it using electronic communication as hereinafter mentioned, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, to the address, if any, within the United Kingdom supplied for the purpose by the persons claiming to be so entitled (in the case of a notice or other document being sent through the post) or to an address for the time being notified for that purpose to the Company, in a manner specified by the Directors, by those persons or as otherwise permitted by the Statutes (in the case of a notice or other document being sent by electronic communication), or (until such an address has been so supplied or notified) by giving the notice or other document in any manner in which the same might have been given if the death or bankruptcy or other event had not occurred.

150.	Notice of general meetings

Subject to such restrictions affecting the right to receive notice as are for the time being applicable to the holders of any class of shares, notice of every general meeting shall be given in any manner hereinbefore authorised to:-

(a) every Member except those Members who (having no registered address within the United Kingdom) have neither supplied to the Company in a manner approved by the Directors an address within the United Kingdom for the giving of notices to them nor (subject to Article 146.2) an address to which the Directors agree that notices may for the time being be given using electronic communication;

(b) the Auditors;

(c) each of the Directors.

No other person shall be entitled to receive notices of general meetings.

ELECTRONIC COMMUNICATION

151.	Electronic Communication

Notwithstanding anything in these Articles to the contrary, but subject to the Statutes:-

(a) any notice or other document to be given or sent to any person by the Company is also to be treated as given or sent where:-

(i)	the Company and that person have agreed that any notice or other document required to be given or sent to that person may instead be accessed by him on a web site;

(ii)	the meeting (in the case of a notice of meeting) or other document (in any other case) is one to which that agreement applies;

(iii)	that person is notified, in a manner for the time being agreed between him and the Company, of the publication of the notice or (as the case may be) other document on a web site, the address of that web site and the place on that web site where the notice or (as the case may be) other document may be accessed and how it may be accessed;

(iv)	in the case of a notice of meeting, such notice of meeting is published in accordance with Article 151(b) below and the notification referred to in (iii) above states that it concerns a notice of a company meeting served in accordance with the Act; specifies the place, date and time of the meeting; and states whether the meeting is to be an annual or extraordinary general meeting; and

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(v) in the case of a document referred to in section 238 of the Act (in circumstances where such document is required by that section to be sent to a person not less than 21 days before the date of a meeting referred to in such section), and in the case of a document comprising a summary financial statement referred to in section 251 of the Act, such document is published in accordance with Article 151(b) below;

and, in the case of a notice of meeting or other document so treated, such notice or other document is to be treated as so given or sent, as the case may be, at the time of the notification mentioned in (iii) above; and

(b) where a notice of meeting or other document is required by Article 151(a)(iv) or (v) above to be published in accordance with this Article 151(b), it shall be treated as so published only if:-

(i) in the case of a notice of meeting, the notice is published on the web site throughout the period beginning with the giving of the notification referred to in Article 151(a)(iii) above and ending with the conclusion of the relevant meeting; and

(ii) in the case of a document referred to in Article 151(a)(v) above, the document is published on the web site throughout the period beginning at least 21 days before the date of the relevant meeting and ending with the conclusion of the meeting and the notification referred to in Article 151(a)(iii) above is given not less than 21 days before the date of the meeting, but so that nothing in this Article 151(b) shall invalidate the proceedings of the meeting where the notice or other document is published for a part, but not all, of the period mentioned in (i) or, as the case may be, (ii) of this Article 151(b) and the failure to publish the notice or other document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid; and

(c) the Directors may from time to time make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit in relation to the giving of notices or other documents by electronic communication by or to the Company and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles and the Statutes in relation to electronic communication; and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article.

PROVISION FOR EMPLOYEES

152.	Provision for employees

The power conferred upon the Company by section 719 of the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any subsidiary shall only be exercised by the Company with the prior sanction of a resolution of the Directors.

WINDING UP

153.	Distribution of assets

153.1	If the Company shall be wound up the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Statutes, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities or other assets whereon there is any liability.

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INDEMNITY

154.	Indemnity of officers

Subject to the provisions of the Statutes but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or was at any time a Director or other officer or (if the Directors shall so determine) Auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the actual or purported execution and/or discharge of the duties of his office and/or the exercise or purported exercise of his powers or discretions and/or otherwise in relation thereto or in connection therewith, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144(3) or (4) or section 727 of the Act, in which relief is granted to him by the Court.